DICKINSON                                        101 N. MAIN, SUITE 535
  WRIGHT PLLC                                    ANN ARBOR, MICHIGAN 48104-5507
                                                 Telephone:  (734) 623-7075
                                                 Facsimile:   (734) 623-7073
                                                 http://www.dickinson-wright.com


                                                 THOMAS D. HAMMERSCHMIDT JR.
                                                 thammers@dickinson-wright.com
                                                 (734) 623-1602

January 3, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

RE:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.


                                             Very truly yours,

                                             DICKINSON WRIGHT PLLC

                                             /s/ T. Hammerschmidt

                                             Thomas D. Hammerschmidt Jr.